Exhibit 99.1

                     Citrix Reports Second Quarter Results;
               Year-Over-Year Revenue Growth of 25%; Earnings Per
                  Share Up 5% Over Comparable Period Last Year

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 21, 2004--

                Adjusted Earnings Per Share Up 11% Over
                      Comparable Period Last Year

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported results for the second quarter ended June 30, 2004.
    Revenues for the second quarter of 2004 were $178.3 million, compared to $143.0 million in the same period of the prior year, representing a 24.6 percent increase. Deferred revenue grew to $193.8 million, compared to $128.2 million in the same period of the prior year, representing an increase of 51.2 percent.

    GAAP Results

    Net income for the second quarter of 2004 was $31.5 million, or $0.18 per diluted share, compared to $29.3 million, or $0.17 per diluted share, for the same period a year ago.

    Adjusted Results

    Net income, adjusted to exclude the effects of amortization of intangible assets, was $35.4 million for the second quarter of 2004, or $0.20 per diluted share, compared to $31.1 million, or $0.18 per diluted share, in the comparable period last year.
    "We delivered an excellent quarter with double-digit revenue growth, strong deferred revenue growth, solid performance from the Citrix Online Division, and continued momentum in our Subscription Advantage business," said Mark Templeton, president and chief executive officer for Citrix.
    "Overall, I believe our results demonstrate that we are executing well in elevating access from a tactical component of information technology to a strategic element of business."

    Q2 2004 Financial Highlights

    -- Citrix closed five customer agreements worth more than $1 million; all 10 of the top 10 agreements were greater than $500,000.

    -- By segment, Americas revenue grew 11 percent; EMEA revenue grew 21 percent; and APAC revenue grew 43 percent compared to last year.

    -- License revenue was flat sequentially and down 5 percent compared to last year.

    -- License update revenue was up 14 percent sequentially and up 69 percent compared to last year.

    -- Services revenue, excluding Citrix Online, was up 8 percent sequentially and up 16 percent over last year.

    -- Citrix Online revenue was $10.5 million for the quarter, the company's first full quarter of combined operations.

    -- Operating margin was 21 percent for the quarter; operating margin adjusted to exclude the effects of amortization of intangible assets was 24 percent.

    -- Cash flow from operations for the quarter was $45 million, compared to $54 million last year.

    Financial Outlook

    Citrix management offers the following expectations for the quarter ending September 30, 2004:

    -- Net revenue is expected to be in the range of $175 million to $185 million

    -- GAAP earnings per share is expected to be in the range of $0.17 to $0.19

    -- Adjusted earnings per share, which excludes the effect of amortization of intangible assets primarily related to business combinations, is expected to be in the range of $0.19 to $0.21

    The financial outlook statements above are based on current expectations and these statements are forward-looking. The actual results may differ materially.

    Customer Highlights

    Citrix closed several large customer agreements during the quarter, including France Telecom, London Borough of Haringey, and US Air Force Personnel Command.
    France Telecom, one of the world's leading telecommunications carriers with 118.6 million customers on five continents, continued its rollout of Citrix access infrastructure with the implementation of more than 14,000 additional seats of Citrix(R) MetaFrame(R) Presentation Server. This expansion of the Citrix deployment enables secure, easy and instant access to business-critical applications, including SAP, Vantive and many applications geared specifically to the telecommunications industry, regardless of location or network connection.
    Haringey, one of London's 32 boroughs, has licensed 3,800 Citrix MetaFrame Presentation Server seats. With Citrix access infrastructure, Haringey will provide managed access to shared resources, allowing borough employees to securely access more than 70 Microsoft(R) and proprietary applications used daily in the ongoing management and development of the borough.
    US Air Force Personnel Command has implemented 5,000 licenses of Citrix MetaFrame Presentation Server and MetaFrame Password Manager to facilitate centralized and cost-effective application deployment and ensure the security of its network. With Citrix access infrastructure, the US Air Force Personnel Command benefits from secure, easy and instant access to its Oracle human resources applications.

    Citrix Online

    Since its acquisition on March 1, 2004, the Citrix Online business has performed on plan and has generated excitement from Citrix's customer base. Beginning this quarter, Citrix will take the next step in its plan to integrate Citrix Online and further leverage the Citrix brand, channel partners and installed base for its new service-based products.
    In conjunction with the next phase of the integration process, Andreas von Blottnitz, who has successfully led Citrix Online for the past five years, will be leaving Citrix in the fourth quarter. von Blottnitz sees this new phase of integration as the best time for a smooth transition. Brett Caine, senior vice president of sales for Citrix Online, will assume the responsibilities of president beginning August 1, 2004. von Blottnitz will continue to consult with the company to ensure a smooth transition through October 1, 2004.
    Caine has successfully run sales for Citrix Online for the past year, helping the business reach its sales goals and providing additional operational discipline. Caine will report to John Burris, senior vice president of worldwide sales and services for Citrix.
    "Brett has delivered outstanding results since joining the division," said Klaus Schauser, founder and chief technology officer for Citrix Online. "Brett has the full support of the management team in Santa Barbara as well as the executive team at Citrix to lead the division and drive a smooth hand-off. We look forward to much closer sales and marketing coordination to gain partner and customer synergy and leverage."

    Product Highlights

    During the second quarter, Citrix introduced MetaFrame Access Suite 3.0, delivering to customers a complete and integrated access infrastructure solution. This new version of the MetaFrame Access Suite delivers security, mobility, flexibility, productivity and performance, including the comprehensive management of MetaFrame Presentation Server, the mobility and flexibility benefits of MetaFrame Secure Access Manager, the single sign-on (SSO) and password security offered by MetaFrame Password Manager, and the collaborative resources of MetaFrame Conferencing Manager. One of the most important advances of the Citrix MetaFrame Access Suite 3.0 is SmoothRoaming, a new capability that ensures consistent mobile access that is always on, and allows computing environments to follow users across locations, devices and access outages.
    In other product news of the quarter, the popular products of the Citrix Online Division continued to draw industry accolades. In April, Citrix GoToMyPC(R) Corporate was chosen as a finalist in eWeek's Excellence Awards program in the Personal Productivity category. The finalists were selected from hundreds of high-quality entries by teams composed of eWeek Labs analysts, eWeek Corporate Partners, and senior IT professionals who represent eWeek's readers. Citrix GoToMyPC also received PC World's 2004 World Class Award for best remote-access software for the second consecutive year, clearly establishing itself as the market leader in the Web-based remote access software category for its fast, easy and secure access to desktop PCs. Additionally, Citrix GoToAssist(TM) earned top distinctions from Customer Interaction Solutions magazine, which awarded GoToAssist the 2004 CRM Excellence Award, and CRM Advocate, which named GoToAssist the winner in The Sixth Annual Users Choice Awards in the service and support category.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
    The conference call may also be accessed by dialing:
(888) 799-0519 or (706) 634-0155 using the passcode CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors through August 4, 2004. In addition, an audio replay of the conference call will be available through July 28, 2004 by dialing (800) 642-1687 or (706) 645-9291
(passcode required: 8494672).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions and the most trusted name in secure access for enterprises and individuals. Nearly 50 million people in more than 120,000 organizations around the world use Citrix every day. Our software gives people secure and well-managed access to business information wherever it resides -- on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 92% of the Fortune Global 500. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and more than 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Financial Outlook, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenue and earnings per share, statements regarding existing and new products, and management's plans, objectives and strategies, including integration plans, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve anticipated revenues and profits from acquisitions; the company's success in expanding into new geographic and vertical markets; the company's ability to maintain and expand its core business in large enterprise accounts; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's Advisor Rewards program; increased competition, including potential competition from Microsoft and other companies; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in and the effects of a weakened IT spending environment which has impacted the overall demand for software and related services; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Citrix(R), MetaFrame(R) and Subscription Advantage(TM) are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. GoToMyPC(R) and GoToAssist(TM) are registered trademarks or trademarks of Citrix Online LLC in the U.S. and other countries. Microsoft(R) is a registered trademark of Microsoft Corporation in the U.S. and/or other countries. All product and company names herein may be trademarks of their respective owners.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures should not be construed as superior to GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release (if available) and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.



                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                      2004     2003     2004     2003
                                 ------------------ ------------------
Revenues:
     Software licenses             $87,716  $92,200 $175,142 $189,074
     Software license updates       66,981   39,560  125,878   74,800
     Services                       23,605   11,289   38,592   22,666
                                 --------- -------- -------- ---------
            Total net revenues     178,302  143,049  339,612  286,540

Cost of revenues                     4,925    5,036    9,161    9,767
                                 --------- -------- -------- ---------
Gross margin                       173,377  138,013  330,451  276,773

Operating expenses:
     Research and development       22,173   16,244   41,211   31,369
     Sales, marketing and support   80,804   60,550  154,932  122,261
     General and administrative     27,837   23,022   52,588   44,044
     In-process research and
      development                       --       --   18,700       --
     Amortization of intangible
      assets                         5,471    2,699    9,231    5,673
                                 --------- -------- -------- ---------
            Total operating
             expenses              136,285  102,515  276,662  203,347

Income from operations              37,092   35,498   53,789   73,426
Write-off of deferred debt
 issuance costs                         --       --   (7,219)      --
Other income, net                    2,749    1,618    5,075    3,078
                                 --------- -------- -------- ---------
Income before income taxes          39,841   37,116   51,645   76,504

Income taxes                         8,366    7,772   10,845   16,831
                                 --------- -------- -------- ---------
Net income                         $31,475  $29,344  $40,800  $59,673
                                 ========= ======== ======== =========

Earnings per common share -
 diluted                             $0.18    $0.17    $0.23    $0.35
                                 ========= ======== ======== =========
Weighted average shares
 outstanding -
    diluted                        176,273  171,925  174,428  171,158
                                 ========= ======== ======== =========
Adjusted net income                $35,433  $31,081  $68,204  $63,276
                                 ========= ======== ======== =========
Adjusted earnings per share -
 diluted                             $0.20    $0.18    $0.39    $0.37
                                 ========= ======== ======== =========


    Note: The above presentation of adjusted net income and adjusted earnings per share has been adjusted to exclude the effect of amortization of core technology and other intangible assets primarily related to business combinations of $5.5 million and $2.7 million for the three months ended June 30, 2004 and 2003, respectively, and $9.2 million and $5.7 million for the six months ended June 30, 2004 and 2003, respectively. For the six months ended June 30, 2004, adjusted net income and adjusted diluted earnings per share have also been adjusted to exclude the effects of the write-off of deferred debt issuance costs of $7.2 million and in-process research and development of $18.7 million.



                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                      June 30, 2004  December 31, 2003
                                     --------------- -----------------
ASSETS:

Cash and short-term investments            $240,365          $612,314
Accounts receivable, net                     86,479            87,464
Other current assets                         83,492           109,707
                                     --------------- -----------------
     Total current assets                   410,336           809,485

Long-term investments                       281,491           285,957
Property and equipment, net                  68,932            65,837
Goodwill and other intangible assets,
 net                                        388,582           173,664
Other long-term assets                        8,762             9,996
                                     --------------- -----------------
     Total assets                        $1,158,103        $1,344,939
                                     =============== =================


LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable and accrued expenses      $107,682          $114,456
Current portion of deferred revenues        184,002           152,938
Convertible subordinated debentures              --           351,423
                                     --------------- -----------------
     Total current liabilities              291,684           618,817

Long-term portion of deferred
 revenues                                     9,777            12,137
Other liabilities                             9,447             7,187

Stockholders' equity                        847,195           706,798

                                     --------------- -----------------
Total liabilities and stockholders'
 equity                                  $1,158,103        $1,344,939
                                     =============== =================


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S.
GAAP Measures

    (Unaudited)

    We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("U.S. GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
    The following tables reconcile non-GAAP financial measures used in this release to the most comparable U.S. GAAP measure for the respective periods (in thousands, except for per share information and percentages):


                   Three Months Ended June 30, 2004
----------------------------------------------------------------------
                                                              Earnings
                                                                Per
                     Operating  Operating Operating   Net      Share -
                      Expenses    Income    Margin    Income   Diluted
                     ---------- --------- --------- --------- --------

U.S. GAAP measure     $136,285   $37,092      20.8%  $31,475    $0.18

Adjustments to
 exclude the effects
 of amortization        (5,471)    5,471       3.1     3,958     0.02
                     ---------- --------- --------- --------- --------

Adjusted figures      $130,814   $42,563      23.9%  $35,433    $0.20
                     ========== ========= ========= ========= ========

                   Three Months Ended June 30, 2003
----------------------------------------------------------------------
                                                              Earnings
                                                                Per
                     Operating  Operating Operating   Net      Share -
                      Expenses    Income    Margin    Income   Diluted
                     ---------- --------- --------- --------- --------

U.S. GAAP measure     $102,515   $35,498      24.8%  $29,344    $0.17

Adjustments to
 exclude the effects
 of amortization        (2,699)    2,699       1.9     1,737     0.01
                     ---------- --------- --------- --------- --------

Adjusted figures       $99,816   $38,197      26.7%  $31,081    $0.18
                     ========== ========= ========= ========= ========




                    Six Months Ended June 30, 2004
----------------------------------------------------------------------

                                                 Earnings Per Share -
                                      Net Income               Diluted
                                 --------------- ---------------------

U.S. GAAP measure                       $40,800                 $0.23


Adjustments to exclude the
 effects of the following:
     Amortization                         6,928                  0.04
     Write-off of deferred debt
      issuance costs                      5,703                  0.03

     In-process research and
      development                        14,773                  0.08
                                 --------------- ---------------------

Adjusted figures                        $68,204              $0.39(a)
                                 =============== =====================

                    Six Months Ended June 30, 2003
----------------------------------------------------------------------

                                                 Earnings Per Share -
                                      Net Income               Diluted
                                 -------------------------------------

U.S. GAAP measure                       $59,673                 $0.35

Adjustments to exclude the
 effects of amortization                  3,603                  0.02
                                 --------------- ---------------------

Adjusted figures                        $63,276                 $0.37
                                 =============== =====================




                       Forward-looking Guidance
            for the Three Months Ended September 30, 2004
----------------------------------------------------------------------
                                                   Earnings Per Share
                                                     Range - Diluted
                                                   -------------------

                 U.S. GAAP measure                   $0.17 to $0.19

Adjustments to exclude the effects of amortization       $0.02
                                                   -------------------

                 Adjusted figures                    $0.19 to $0.21
                                                   ===================


    (a) Amounts may not add due to rounding.


    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media Inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             Citrix Systems, Inc., Fort Lauderdale
             Investor Inquiries:
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com